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                                                                  Exhibit 11.0

                    PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                -----------------------------------------------

                                                          Three Months Ended
                                                            March 31, 1997
                                                          ------------------

Net income                                                   $1,312,869
                                                             ==========
Weighted average shares outstanding                           3,151,908

Common stock equivalents due to dilutive
  effect on stock options                                            -
                                                             ==========
Total weighted average common shares and
  equivalent outstanding                                      3,151,908
                                                             ==========
Primary earnings per share                                   $     0.42
                                                             ==========
Total weighted average common shares and
 equivalents outstanding for fully diluted computation        3,151,908
                                                             ==========
Fully diluted earnings per share                             $     0.42
                                                             ==========